FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2013 FIRST QUARTER RESULTS

West Palm Beach, FL – February 14, 2013 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its first fiscal quarter ended December 31, 2012.

Fiscal 2013 First Quarter Financial Results – Compared to the 2013 quarter first quarter results:

  Net sales increased $0.8 million, or 13%, to $7.0 million in the 2013 quarter due primarily to higher sales of diabetic products, which increased $1.2 million. Sales of Other Products decreased $0.3 million, or 13%, to $1.8 million.

  Gross profit increased $0.3 million to $1.5 million, or 22% of net sales, in the 2013 quarter due primarily to the higher sales level achieved and cost savings realized from the restructure of our Asia-based sourcing and quality assurance operations.

  Sales and marketing expenses increased $0.2 million, or 65%, to $0.5 million in the 2013 quarter due primarily to higher personnel costs resulting from the restructure of our sales and sales support teams.

  General and administrative expenses decreased $0.3 million, or 25%, to $1.1 million in the 2013 quarter due primarily to lower professional fees and personnel costs resulting from the restructure of our executive, finance, and IT teams.

  Other income, net, increased to $0.2 million in the 2013 quarter from $28 thousand in the 2012 quarter due primarily to net realized and unrealized gains on investments in marketable securities.

  Net income from continuing operations was $0.2 million, or $0.02 per basic and diluted share, in the 2013 quarter compared to a net loss of $0.5 million, or $(0.06) per basic and diluted share, in the 2012 quarter.

  Net loss from discontinued operations was $42 thousand, or $(0.01) per basic and diluted share, in the 2013 quarter, compared to $1.0 million, or $(0.13) per basic and diluted share, in the 2012 quarter.

Robert Garrett, Jr., Forward’s Chief Executive Officer, commented: “Our financial results for the first quarter of Fiscal 2013 reflect the progress we have made towards our goal of improving our operating performance and returning our company to sustainable profitability. Since initiating our restructuring plan in June 2012 we have significantly lowered our total operating expenses through headcount reductions, office closures, relocation of our corporate headquarters, and other cost rationalization initiatives, even after reinvesting a portion of the cost savings to expand and restructure our sales and sales support teams.  Although we continue to confront some legacy costs associated with the closure of our retail division and relocation to West Palm Beach, we believe the operational restructuring we embarked upon is largely complete.

“Additionally, we continue to see the underlying strength of our OEM business, as evidenced by the 13% growth in our top line and the 1.8% improvement in our gross margin in the 2013 quarter. The higher gross margin primarily reflects the cost savings achieved through the restructuring of our Asia-based sourcing and quality assurance operations, which more than offset a decline in the gross margin of our Diabetic products business.  While we anticipate continued challenges related to the volatility of our product mix and the impact on our gross margins, we are pleased that our Asia-based sourcing agent has made meaningful progress in improving the quality of our products and diversifying our supplier base.  We believe these to be two of the critical components to achieving our goal of restoring our gross margins to levels seen as recently as fiscal 2010, insofar as they better position us to negotiate reduced material costs with our suppliers and manage pricing, quality, and service challenges we face with our customers.”

The tables below are derived from the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-K filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2012 and 2011. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2013 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2012 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

James McKenna, CFO

(561) 465-0070

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,
	2012	2011
Net sales....................................................................................	$6,973,370	$6,162,300
Cost of goods sold...................................................................................................	5,473,783	4,950,975
Gross profit.............................................................................................................	1,499,587	1,211,325

Operating expenses:
Sales and marketing.........................................................................................	477,381	289,848
General and administrative.............................................................................	1,074,038	1,422,912
Total operating expenses.......................................................................	1,551,419	1,712,760

Loss from operations.............................................................................................	(51,832)	(501,435)

Other income (expense):
Interest income................................................................................................	1,820	42,127
Other income (expense), net..........................................................................	231,272	(13,767)
Total other income, net.........................................................................	233,092	28,360

Income (loss) from continuing operations before income tax expense (benefit)	181,260	(473,075)
Income tax expense (benefit)...............................................................................	75	(219)
Income (loss) from continuing operations ......................................................	181,185	(472,856)
Loss from discontinued operations, net of tax of $920 and $1,859, respectively	(42,420)	(1,040,324)
Net income (loss)..................................................................................................	$138,765	$(1,513,180)
Other comprehensive income (loss)
Change in unrealized gains on marketable securities..............................	23,744	--
Translation adjustments..............................................................................	5,615	916
Comprehensive income (loss)............................................................................	$168,124	$(1,512,264)

Net income (loss) per basic and diluted common share:
Income (loss) from continuing operations........................................................	$0.02	$(0.06)
Loss from discontinued operations...................................................................	$(0.01)	$(0.13)
Net income (loss) per share...............................................................................	$0.02	$(0.19)

Weighted average number of common and common equivalent shares outstanding
Basic and diluted ..........................................................................................	8,106,897	8,091,165

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2012	2012
Assets:	(Unaudited)	(Note 1)
Current assets:
Cash and cash equivalents...............................................................................	$3,696,500	$4,608,246
Marketable securities.........................................................................................	1,311,558	420,605
Accounts receivable, net ..................................................................................	4,622,030	7,533,491
Inventories, net....................................................................................................	3,434,168	3,380,813
Prepaid expenses and other current assets.....................................................	274,927	367,552
Current assets of discontinued operations.....................................................	571,175	621,879
Total current assets...............................................................................	13,910,358	16,932,586

Property and equipment, net.................................................................................	129,843	138,774
Other assets.............................................................................................................	40,442	40,442
Total Assets.............................................................................................................	$14,080,643	$17,111,802

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable.................................................................................................	$3,460,007	$5,936,848
Accrued expenses and other current liabilities.................................................	1,091,829	1,725,185
Current liabilities of discontinued operations..................................................	69,422	261,806
Total liabilities.........................................................................................	4,621,258	7,923,839

Commitments and contingencies..........................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding..............................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,819,095 and 8,811,595 shares issued; and 8,112,685 and 8,105,185 shares outstanding, respectively.......................	88,191	88,116
Capital in excess of par value...............................................................................	17,123,994	17,020,771
Treasury stock, 706,410 shares at cost...............................................................	(1,260,057)	(1,260,057)
Accumulated deficit...............................................................................................	(6,486,161)	(6,624,926)
Accumulated other comprehensive loss............................................................	(6,582)	(35,941)
Total shareholders’ equity......................................................................................	9,459,385	9,187,963
Total liabilities and shareholders’ equity.............................................................	$14,080,643	$17,111,802